Exhibit 99.1

              ISSI ANNOUNCES THIRD QUARTER FISCAL YEAR 2006 RESULTS

    SANTA CLARA, Calif., July 25 /PRNewswire-FirstCall/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the third fiscal quarter ended June 30, 2006.

    Revenue in the third fiscal quarter ending June 30, 2006 was $54.7 million, compared with $53.2 million in the March 2006 quarter and $53.7 million in the June 2005 quarter. The reported net loss for the June 2006 quarter of ($5.4) million or ($0.15) per diluted share includes a $4.9 million inventory write-down and a $0.9 million charge for FAS 123R stock option expense. These results compare with a net loss for the June 2005 quarter of ($4.6) million or ($0.12) per share on a diluted share basis which included a $1.5 million, or ($0.04) per share, charge to write off in-process R&D related to the acquisition of Integrated Circuit Solution, Inc. (ICSI).

    "Revenue grew 3% in the June 2006 quarter from the previous quarter," said Jimmy Lee, ISSI's Chairman and CEO. "We acquired additional SRAM assets this quarter to further enhance our SRAM product line. We continue to execute our strategy to grow niche market segments, and remain optimistic about our strategic direction to develop sustainable revenue in both the SRAM and DRAM market segments that meet our margin expectations."

    About the Company

    ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, SmartCards and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

    Conference Call

    A conference call will be held today at 1:30 p.m. Pacific time to discuss this release. To access ISSI's conference call via telephone, dial 1-800-500-0177 by 1:20 p.m. Pacific time. The call will be webcast from ISSI's website at www.issi.com.

    Safe Harbor Statement

    The statements in this press release regarding executing our strategy to grow niche market segments and remaining optimistic about our strategic direction to develop sustainable revenue in SRAM and DRAM market segments are forward-looking statements that are subject to risks. Our actual results may differ materially from current expectations due to many factors, including supply and demand conditions in the market place, unexpected reductions in average selling prices for our products, our ability to sell our products for the die business and automotive applications and the pricing and gross margins achieved on such sales, our ability to retain the revenue and customers of ICSI, our ability to control or reduce operating expenses, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, or other factors.

    Stockholders of ISSI are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. ISSI does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances, or new information after this July 25, 2006 press release, or to reflect the occurrence of unanticipated events. Further information that could affect the Company's results is detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its report on Form 10Q for the quarter ended March 31, 2006.

    Consolidated Statement of Operations and Consolidated Balance Sheet to follow.

                        Integrated Silicon Solution, Inc.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                      (In thousands, except per share data)

                                               Three Months Ended              Nine Months Ended
                                                     June 30,                       June 30,
                                           ----------------------------    ----------------------------
                                              2006             2005            2006            2005
                                           ------------    ------------    ------------    ------------
Net sales                                  $     54,749    $     53,722    $    159,087    $    119,971
Cost of sales                                    49,295          46,422         140,612         113,921
Gross profit                                      5,454           7,300          18,475           6,050

Operating expenses:
  Research and development                        5,533           5,063          16,706          14,789
  Selling, general and
   administrative                                 6,458           6,059          20,175          15,668
  In-process technology                               -           1,480             499           1,915
    Total operating expenses                     11,991          12,602          37,380          32,372

Operating loss                                   (6,537)         (5,302)        (18,905)        (26,322)
Other income (expense), net                       1,075             917           3,820           2,343
Gain on sale of  other investments                  267             500           2,454           3,405
Loss before income taxes, minority
  interest and equity in net loss of
  affiliated companies                           (5,195)         (3,885)        (12,631)        (20,574)
Provision for income taxes                           51               9             164              26

Loss before minority interest
  and equity in net loss of
  affiliated companies                           (5,246)         (3,894)        (12,795)        (20,600)

Minority interest in net loss of
  consolidated subsidiary                            38             445             688             631
Equity in net loss of
  affiliated companies                             (233)         (1,134)           (709)        (11,776)

Net loss                                   $     (5,441)   $     (4,583)   $    (12,816)   $    (31,745)

Basic and diluted net loss per share       $      (0.15)   $      (0.12)   $      (0.34)   $      (0.87)
Shares used in per share calculation             37,488          36,830          37,367          36,507

                        Integrated Silicon Solution, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                             June 30,      September 30,
                                               2006            2005
                                            (unaudited)         (1)
                                           ------------    -------------
ASSETS
    Current assets:
      Cash and cash equivalents            $     37,529    $      27,484
      Restricted cash                                 -              301
      Short-term investments                     79,639           96,427
      Accounts receivable, net                   28,245           28,508
      Inventories                                54,170           60,468
      Other current assets                        4,354            3,594

    Total current assets                        203,937          216,782
    Investments                                       -            9,182
    Property, equipment, and leasehold
     improvements, net                           21,227           21,725
    Goodwill                                     25,338           20,232
    Purchased intangible assets, net              5,876            6,142
    Other assets                                  7,641           10,053
    Total assets                           $    264,019    $     284,116


LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Short-term debt and notes            $      8,797    $       6,628
      Accounts payable                           33,481           35,705
      Accrued compensation and benefits           3,169            2,467
      Accrued expenses                            8,431            8,029

    Total current liabilities                    53,878           52,829

    Other long-term liabilities                   2,105            1,793

    Total liabilities                            55,983           54,622

    Minority interest                               694            6,566

    Stockholders' equity:
      Common stock                                    4                4
      Additional paid-in capital                345,439          340,567
      Accumulated deficit                      (144,551)        (131,735)
      Unearned compensation                           -              (17)
      Accumulated comprehensive income            6,450           14,109

    Total stockholders' equity                  207,342          222,928
    Total liabilities and stockholders'
     equity                                $    264,019    $     284,116

(1) Derived from audited financial statements.

SOURCE  Integrated Silicon Solution, Inc.
    -0-                             07/25/2006
    /CONTACT: Scott Howarth, Vice-President & CFO, Investor Relations, +1-408-969-4686, or ir@issi.com/
    /FCMN Contact: gfischer@issi.com /
    /Web site:  http://www.issi.com /